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As filed with the U.S. Securities and Exchange Commission on July 10, 2017.

Registration No. 333-218858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Federal Street Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	82-0908890 (I.R.S. Employer Identification Number)

100 Federal Street, 35th Floor
Boston, MA 02110
Telephone: (617) 227-1050
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Shari H. Wolkon
General Counsel and Secretary
Federal Street Acquisition Corp.
100 Federal Street, 35th Floor
Boston, MA 02110
Telephone: (617) 227-1050
Facsimile: (617) 227-3514
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Alice Hsu, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Tel: (212) 872-1000 Fax: (212) 872-1002

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in the exhibit index of this amendment, which is incorporated by reference into Item 16(a) of Part II of the Registration Statement. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signatures and the exhibit index of the registration statement.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits.    The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on the 10th day of July, 2017.

FEDERAL STREET ACQUISITION CORP.
By:	/s/ CHARLES P. HOLDEN Charles P. Holden Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Position	Date

* Arthur G. McAleer		President (Principal Executive Officer)	July 10, 2017
/s/ CHARLES P. HOLDEN Charles P. Holden		Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2017
* Scott M. Sperling		Director	July 10, 2017
*By:	/s/ CHARLES P. HOLDEN Attorney-in-Fact		July 10, 2017

 EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Weil, Gotshal & Manges LLP.*
10.1	Promissory Note, dated March 24, 2017 issued to FS Sponsor LLC.*
10.2	Form of Letter Agreement among the Registrant and its officers, directors and FS Sponsor LLC.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*
10.5	Securities Subscription Agreement, dated April 4, 2017, between the Registrant and FS Sponsor LLC.*
10.6	Form of Sponsor Warrants Purchase Agreement between the Registrant and FS Sponsor LLC.*
10.7	Form of Indemnity Agreement.*
10.8	Form of Administrative Services Agreement, between the Registrant and FS Sponsor LLC.*
14.1	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Weil, Gotshal & Manges LLP (included on Exhibit 5.1).*
24.1	Power of Attorney.*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Consent of Michael A. Bell.*
99.4	Consent of Gary L. Gottlieb.*
99.5	Consent of Henry A. McKinnell.*
99.6	Consent of Paul M. Montrone.*
99.7	Consent of Kent R. Weldon.*

*
Previously filed.

**
Filed herewith.

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EXPLANATORY NOTE
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX